EXHIBIT 99.1
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[GRAPHIC OMITTED]
[LOGO - THE PENN TRAFFIC COMPANY]



                                                      May 2, 2007


Mr. Tod A. Nestor
2127 North Villa Court
Gibsonia, PA 15044

Dear Tod,

On behalf of Robert Panasuk, President and CEO, we are pleased to offer you the position of SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER. Your employment will commence on May 14, 2007. While this letter is not a contractual agreement, it does contain the major elements of our offer to you.

1.    SALARY.   Your  starting  salary  will  be  $275,000.00  per  year,  less applicable withholdings, with a performance and salary review within the first six months of employment in this role.

2. SIGN-ON BONUS. $50,000 "grossed up," payable in 3 installments. First payment of 50% upon date you start work in Syracuse, 25% after 3 months, and the final payment after 6 months.

3. MANAGEMENT PERFORMANCE INCENTIVE PROGRAM (BONUS). 45% of base at 100% of Plan and increasing to 90% incrementally by exceeding the plan.

4. RELOCATION PLAN. At your option, not to exceed three and one-half years for eligibility for Enhanced Executive Relocation Plan, "grossed up."

5. MISCELLANEOUS EXPENSES. In lieu of company car, Perm Traffic will provide $15,000 "grossed up" to you after 60 days of employment. Company will pay for temporary housing not to exceed $2,500 per month and reasonable travel home expenses for up to nine months.

6. BENEFITS. Medical, Dental, Vision, and Prescription coverage: effective on date of hire.

      Term Life (Co. Paid)*: After 31 days of continuous service, Company paid, 1 1/2 times salary.


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      Supplemental Life*: After 31 days of continuous service. Employee paid 1X or 2X or 3X salary. (Max. $650,000).

      Short Term Disability: Effective on date of hire. Weeks 1 through 17, 100% of salary. For weeks 18 through 26, NYS Statutory benefits.

      Long Term Disability: Effective on date of hire following 120 days of disability, $5,000/mo max. (Company paid)

      The combined maximum for Basic and Supplemental Life is $650,000.

      The flexible spending program will be available to you the first pay period of 2008.

7. 401(K) PLAN. Effective after 6 months of employment. Subject to the limits required by law and the Plan: a) may defer from 1 - 25% of salary, tax deferred; b) Company to match 50% of the first 3% of employee deferral after 1 year of employment. You may defer up to the maximum dollar amount allowed by law each year.

      In addition, once you have completed 6 months of service, The Penn Traffic Company will make a contribution of 3 percent of your total compensation to your 401(k) plan each year. If you choose not to participate in the 401(k) plan, an account will be set up for you for the 3 percent contribution.

8.    VACATION. You will be eligible for (four) 4 weeks paid vacation per year.

9.    PENN TRAFFIC HOLIDAYS: Per Company plan, currently six (6).

10.   5% Employee Discount

11. SEVERANCE PLAN. Fifty-two (52) weeks of severance according to Company policy.

12. CHANGE OF CONTROL. You will need to complete the document that will be provided to you upon your date of hire. Your signature will need to be witnessed here.

13. STOCK. You will participate in the company "Omnibus" plan and receive stock commensurate with your position at the time when the plan is executed for the management team.

14. ANNUAL PAY AND PERFORMANCE REVIEW. Beginning of each fiscal year with rest of management team.


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It is important to reiterate that this letter is an offer of employment, and in no way should be construed to be an employment contract for definite term. Employment at The Penn Traffic Company is at-will, subject to termination by the Company or you at any time.

We look forward to you joining The Penn Traffic team. If you have any questions regarding this offer letter or the position, please contact me directly.

Sincerely,


/s/ Christine McMahon
------------------------
Christine McMahon
Vice President, Human Resources & Labor Relations
The Penn Traffic Company


Tod Nestor:

To acknowledge and accept the terms of this letter, please sign one copy of this letter and retain the second copy for your files. Please return to my attention by Thursday May 3, 2007.

I, TOD A. NESTOR accept this offer on this 3rd day of May, 2007.



   /s/ Tod A. Nestor
------------------------
     Tod A. Nestor




cc:  Bob Panasuk